EXHIBIT 10.44


                       REVISED HOME OFFICE PENSION PLAN OF
                               LEVI STRAUSS & CO.

                                    AMENDMENT


         WHEREAS, LEVI STRAUSS & CO. (the "Company") has adopted the Revised Home Office Pension Plan of Levi Strauss & Co. (the "Plan"); and

         WHEREAS, pursuant to Section 20.1 of the Plan, the Board of Directors of the Company is authorized to amend the Plan at any time and for any reason; and

         WHEREAS, the Company desires to amend the Plan's definition of "Final Average Compensation" to include partial Plan Year Compensation in instances where a Member's Final Average Compensation would otherwise be zero dollars ($0.00); and

         WHEREAS, by resolutions duly adopted on June 22, 2000, the Board of Directors of the Company authorized Philip A. Marineau, President and Chief Executive Officer, to take certain actions with respect to the Plan and to delegate to certain other officers of the Company the authority to take certain actions with respect to the Plan;

         WHEREAS, on  June 22, 2000  Philip A.  Marineau delegated to any Senior
Vice President, Human Resources, including Fred D. Paulenich, Senior Vice President of Worldwide Human Resources, the authority to take certain actions with respect to the Plan and such delegation not been amended, rescinded or superseded as of the date hereof; and

         WHEREAS, the amendment herein is within the delegated authority of Fred
D. Paulenich; and

         NOW THEREFORE, effective as of November 27, 2000, Section 2.28 of the Plan is hereby amended in its entirety to read as follows:

         "2.28 'FINAL AVERAGE COMPENSATION' means a Member's highest average annual Compensation for the five (5) consecutive Plan Years out of the ten (10) consecutive Plan Years immediately preceding the Member's Retirement Date or, if earlier, the date such Member terminates Service. For purposes of determining a Member's five (5) consecutive Plan Years, any Plan Year in which a Member does not receive a full year of Benefit Service shall be disregarded, including for purposes of determining such Member's five (5) consecutive Plan Years. If the Member has been employed with the Company or an Affiliated Company as of his or her Retirement Date or termination of Service, as applicable, for less than ten
(10) consecutive Plan Years, such Member's Final Average Compensation will be computed based on the consecutive Plan Years (not in excess of five (5) Plan Years), subject to the limitation described above, in which his or her average annual Compensation was highest.

         In the event a Member's 'Final Average Compensation,' as computed under the preceding paragraph, would equal zero dollars ($0.00), then such Member's "Final Average Compensation" means his or her highest average monthly Compensation for the sixty (60) consecutive months out of the ten (10) consecutive Plan Years immediately preceding the Member's Retirement Date or, if earlier, the date such Member terminates Service. For purposes of determining a Member's sixty (60) consecutive months, any month in which he or she does not receive one-twelfth (1/12) of a year of Benefit Service shall be disregarded, including for purposes of determining such Member's sixty (60) consecutive months. If the Member has been employed with the Company or an Affiliated Company as of his or her Retirement Date or termination of Service, as applicable, for less than ten (10) consecutive Plan Years, such Member's Final Average Compensation will be computed based on the consecutive months (not in excess of sixty (60) months), subject to the limitation described above, in which his or her average monthly Compensation was highest."


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                                    * * * * *

         IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this _____ day of ____________________, 2001.

                                      LEVI STRAUSS & CO.



                                      By: _______________________________
                                               Fred D. Paulenich
                                               Senior Vice President of
                                               Worldwide Human Resources